UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	September 8, 2008

PROXIM WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1561 Buckeye Drive, Milpitas, CA	95035
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 383-7600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Brian J. Sereda, Proxim’s Chief Financial Officer and Treasurer, has resigned effective September 12, 2008.

On September 9, 2008, Proxim’s Board of Directors appointed Thomas Twerdahl, 57, to serve as Interim Chief Financial Officer and Interim Treasurer for Proxim.  In those roles, he will serve as Proxim’s acting principal financial officer and acting principal accounting officer.  There is no family relationship between Mr. Twerdahl and any of Proxim’s directors or other executive officers.

Mr. Twerdahl has over 20 years of experience in a number of financial management positions.  He has been Corporate Controller for Proxim since February 2007.  From October 2004 to January 2007, he was Corporate Controller for Adept Technology, a leading worldwide manufacturer of vision-guided robotics equipment.  From November 1999 to September 2004, he was Director of Finance for Philips Medical Systems, a world leader in diagnostic medical systems.  Earlier in his career, he held various financial roles at 3Com Corporation, National Semiconductor, and Applied Materials.  He started his career at Deloitte & Touche LLP.  Mr. Twerdahl has a B.S. in Accounting from San Jose State University and an MBA from the University of Santa Clara.  He has been a licensed Certified Public Accountant in the State of California since 1989.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM WIRELESS CORPORATION

Dated: September 10, 2008	By:	/s/ David L. Renauld
David L. Renauld
Vice President

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